                                                                      EXHIBIT J





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our five reports each dated December 12, 2002, relating to the financial statements and financial highlights of AIM Developing Markets Fund, AIM Global Financial Services Fund, AIM Global Health Care Fund, AIM Global Energy Fund, and AIM Science and Technology Fund (five of the funds constituting AIM Investment Funds), which appear in such Registration Statement. We also consent to the reference to us under the heading "Other Service Providers" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas
October 10, 2003